UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

GANNETT CO., INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive Mclean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2007, Gannett Co., Inc. entered into amendments to its existing credit agreements. The credit agreements provide backup for commercial paper and are available for general corporate purposes.

Pursuant to the amendments, the company amended:

•

The Competitive Advance and Revolving Credit Agreement, dated December 13, 2004 and effective as of January 5, 2005 (“2005 Credit Agreement”), among the company, the several lenders parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Barclays Bank PLC, as documentation agent, and Banc of America Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners;

•

The Competitive Advance and Revolving Credit Agreement, dated as of February 27, 2004 and effective as of March 15, 2004 ( “2004 Credit Agreement”), among the company, the several lenders parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Lloyds TSB Bank PLC and Suntrust Bank, as documentation agents, and Banc of America Securities LLC and J.P.Morgan Securities Inc., as joint lead arrangers and joint bookrunners; and

•

The Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of March 11, 2002 and effective as of March 18, 2002, as amended and restated as of December 13, 2004 and effective as of January 5, 2005 (“2002 Credit Agreement”), among the company, the several lenders parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Barclays Bank PLC, as documentation agent, and Banc of America Securities LLC and J.P.Morgan Securities Inc., as joint lead arrangers and joint bookrunners.

The amendments will amend the 2005 Credit Agreement, the 2004 Credit Agreement and the 2002 Credit Agreement to:

•	Extend the termination date of the five-year facility under each of the credit agreements to March 15, 2012;

•	Amend the facility fee rates and the utilization fee payable to the administrative agent by the company thereunder;

•	Permit the company to replace a lender upon satisfaction of specified conditions and events;

•

Amend the applicable margin to the interest rates payable under each five-year facility with respect to each credit status to margins ranging from 10.00 basis points to 40.00 basis points per annum; and

•	Modify the lenders and the amount of commitments under the credit agreements.

Pursuant to the amendment to the 2005 Credit Agreement, the five-year facility commitment by lenders under the 2005 Credit Agreement will be increased to $1,185,625,000. Pursuant to the amendment to the 2004 Credit Agreement, the five-year facility commitment by lenders under the 2004 Credit Agreement will be reduced to $1,562,500,000. Pursuant to the amendment to the 2002 Credit Agreement, the five-year facility commitment by lenders under the 2002 Credit Agreement will be reduced to $1,185,625,000.

The credit agreements contain covenants, including restrictive provisions that require the maintenance of net worth of at least $3.5 billion, and default provisions customary for facilities of this nature.

Several of the lenders and agents under the amendments to the credit agreements are lenders and agents under the company’s existing credit agreements, and certain of the lenders party to the amendments to the credit agreements and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 which is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GANNETT CO., INC.

By:	/s/ Gracia C. Martore
Gracia C. Martore
Executive Vice President and Chief Financial Officer

Date: March 7, 2007